As filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALPHASMART, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0298384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

973 University Avenue

Los Gatos, California 95032

(408) 355-1000

(Address of principal executive offices) (Zip Code)

1998 Stock Option Plan

2003 Stock Plan

2003 Employee Stock Purchase Plan

(Full title of the plans)

Ketan D. Kothari

Chief Executive Officer

973 University Avenue

Los Gatos, California 95032

(408) 355-1000

(Name and address including zip code and telephone number,

including area code, of agent for service)

Copy to:

Robert G. Day, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

1998 STOCK OPTION PLAN Common Stock to be issued, par value $0.0001 per share	1,005,654	$3.10	(2)	$3,117,527.40	(2)	$394.99

2003 STOCK PLAN Common Stock available for issuance, par value $0.0001 per share	263,094	$6.00	(3)	$1,578,564.00	(3)	$200.00

2003 EMPLOYEE STOCK PURCHASE PLAN Common Stock approved for issuance, par value $0.0001 per share	166,675	$5.10	(4)	$850,042.50	(4)	$107.70

TOTAL	1,435,423			$5,546,133.90		$702.70

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Pursuant to Rule 457(h), equal to the $3.10 weighted average exercise price of the 1,005,654 options that are outstanding under the 1998 Stock Option Plan.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price to public of $6.00 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon 85% of the price to public of $6.00 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the lower of the fair market value of a share of Common Stock at the beginning of an offering period or after a purchase period ends.

2

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 1,005,654 shares of the Registrant’s Common Stock to be issued pursuant to options granted under the Registrant’s 1998 Stock Option Plan, (ii) 263,094 shares of the Registrant’s Common Stock available for issuance under the Registrant’s 2003 Stock Plan and (iii) 166,675 shares of the Registrant’s Common Stock available for issuance under the Registrant’s 2003 Employee Stock Purchase Plan.

Item 3.	Incorporation Of Documents By Reference.

The following documents filed by the Registrant with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a) The Registrant’s Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-109267).

(b) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed on February 3, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description Of Securities.

Not applicable.

Item 5.	Interest Of Named Experts And Counsel

None.

Item 6.	Indemnification Of Directors And Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as a director. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the restated certificate of incorporation and bylaws of the Registrant provide that:

•	The Registrant is required to indemnify its directors and officers and such persons serving as a director, officer, employee or agent in other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary;

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts if it is finally determined that such person is not entitled to indemnification under Delaware law;

•	The rights conferred in the Registrant’s restated certificate of incorporation and bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and

•	The Registrant may not retroactively amend the provisions of our restated certificate of incorporation or bylaws in a way that is adverse to the Registrant’s directors, executive officers, employees and agents in these matters.

The Registrant’s policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation and the bylaws, as well as certain additional procedural protections. The indemnification agreements provide that the Registrant’s directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses, including attorney’s fees, and amounts paid in settlement or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors, officers, employees, agents or fiduciaries of any other company or enterprise when they are serving in these capacities at the request of the Registrant. The Registrant’s indemnification agreement with Walter G. Kortschak, a director of the Registrant and a managing partner of Summit Partners, L.P., also provides that the Registrant is liable to indemnify entities affiliated with Summit Partners, L.P. and their respective direct and indirect managers, members, stockholders, partners, officers, directors, employees, agents and affiliates in the same manner and to the same extent as Mr. Kortschak is indemnified under such agreement. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, counterclaim or cross claim, except with respect to proceedings specifically authorized by the Registrant’s board of directors, brought to enforce a right to indemnification under the indemnification agreement, the Registrant’s restated certificate of incorporation or bylaws or as required by Delaware law. In addition, under the agreement, the Registrant is not obligated to indemnify, or advance expenses to, the indemnified party:

•	For any expenses incurred by the director or executive officer with respect to any proceeding instituted by such party to enforce or interpret the indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by such party was not made in good faith or was frivolous;

•	For any damages or expenses incurred by the director or officer in an action brought by or in the name of the Registrant to enforce or interpret the indemnification agreement if a court of competent jurisdiction determines in a final judgment that each of the material defenses asserted by such director or officer was made in bad faith or was frivolous;

•	For expenses or liabilities of any type to the extent the director or officer has otherwise received payment for such amount, whether under an insurance or otherwise;

•	For any amounts paid in settlement of a proceeding, unless the Registrant consents to such settlement;

•	For expenses and the payment of profits arising from the purchase or sale by the indemnified party of securities of the registrant in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, if a court of competent jurisdiction makes a final determination that the director or officer has violated such laws; and

•	For any acts, omission, or transaction for which a director or officer may not be indemnified under Delaware law, as determined in a final judgment by a court of competent jurisdiction.

The indemnification provisions in the Registrant’s restated certificate of incorporation, bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act of 1933.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.

10.1*	Registrant’s 1998 Stock Option Plan.

10.2*	Registrant’s 2003 Stock Plan.

10.3*	Registrant’s 2003 Employee Stock Purchase Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation. (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the Signature page hereto.

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-109267)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its February 11, 2004.

ALPHASMART, INC.

By:	/s/ James M. Walker
James M. Walker
Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Walker, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 11, 2004 by the following persons in the capacities indicated.

/s/ Ketan D. Kothari Ketan D. Kothari	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James M. Walker James M. Walker	Chief Operating Officer and Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Manish D. Kothari Manish D. Kothari	President and Director

/s/ Terry Crane Terry Crane	Director

/s/ Walter G. Kortschak Walter G. Kortschak	Director

/s/ William J. Schroeder William J. Schroeder	Director

/s/ V. David Watkins V. David Watkins	Director

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.

10.1*	Registrant’s 1998 Stock Option Plan.

10.2*	Registrant’s 2003 Stock Plan.

10.3*	Registrant’s 2003 Employee Stock Purchase Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation. (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page hereto.

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-109267)